                                                                    Exhibit 21.1


                                SUBSIDIARIES OF
                         INTERNATIONAL WIRE GROUP, INC.




                                                               JURISDICTION OF
                                                               INCORPORATION OR
SUSIDIARY                                                      ORGANIZATION
Wirekraft Industries, Inc.  . . . . . . . . . . . . .          Delaware
ECM Holding Company . . . . . . . . . . . . . . . . .          Delaware
Wirekraft Employment Company  . . . . . . . . . . . .          Delaware
Electro Componentes de Mexico, S.A. de C.V. . . . . .          Mexico
Wirekraft Industries de Mexico, S.A. de C.V.  . . . .          Mexico
Omega Wire, Inc.  . . . . . . . . . . . . . . . . . .          Delaware
OWI Corporation . . . . . . . . . . . . . . . . . . .          New York
Wire Technologies, Inc. . . . . . . . . . . . . . . .          Indiana
Wire Harness Industries, Inc. . . . . . . . . . . . .          Delaware
Camden Wire Company, Inc. . . . . . . . . . . . . . .          New York
IWG-Philippines, Inc. . . . . . . . . . . . . . . . .          Philippines